EXHIBIT 10.10

OTTAWA SAVINGS BANK

AMENDMENT TO THE VOLUNTARY DEFERRED COMPENSATION PLAN

FOR DIRECTORS

This Amendment to the Voluntary Deferred Compensation Plan for Directors, dated February 1, 2000 (the “Plan”), is entered into this              day                              of , 2005.

Recitals

WHEREAS, Ottawa Savings Bank (the “Bank”) has established the Plan, which is a nonqualified plan of deferred compensation for a select group of officers and key employees of the Company; and

WHEREAS, in conjunction with the enactment of the American Jobs Creation Act of 2004 (the “Act”), the Compensation Committee of the Board of Directors of the Company has determined that it would be desirable to preserve those amounts of compensation that were earned and vested under the Plan as of December 31, 2004, in accordance with the law in effect prior to the enactment of the Act, and accordingly, has authorized the freezing of the Plan to preserve such benefits as of December 31, 2004; and

WHEREAS, to effectuate a simplified administration of the amounts of compensation granted under the Plan that are vested and frozen as of December 31, 2004, in accordance with the law in effect prior to the enactment of the Act, as well as to comply with the requirements of the Act with respect to those amounts of compensation that were not vested as of December 31, 2004, the Compensation Committee has directed the establishment of the Ottawa Savings Bank 2005 Voluntary Deferred Compensation Plan.

NOW, THEREFORE, pursuant to the power of amendment contained in Section 22 of the Plan, the Plan is hereby amended, effective as of December 31, 2004, as follows:

Amendments

1. The Plan is hereby amended to add the following new Section 23:

“23. No New Deferrals, Awards, or Credits. Effective as of December 31, 2004, the Plan shall be frozen and no further deferrals, awards, credits, allocations, or contributions of compensation of any kind or nature under the Plan shall be granted to the Account of any Plan participant, or to a participant individually, and all of the amounts credited to the Account of a participant that were earned and vested as of December 31, 2004, shall be administered in accordance with the terms of the Plan as frozen and in accordance with the requirements of the law in effect prior to the enactment of the Act.

2. Except as otherwise amended herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Bank has caused this Amendment to the Voluntary Deferred Compensation Plan for Directors to be executed by its duly authorized officer as of the date first above written, to be effective as of December 31, 2004.

OTTAWA SAVINGS BANK

By:

Title:

Attest:

By:

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